As filed with the Securities and Exchange Commission on October 27, 1995
                                       Registration Statement No. _______
 ===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                            ____________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                            ____________________

                               BABYSTAR, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Delaware                        5961                  13-3006788
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
     of incorporation)         Classification Code Number)  Identification No.)

                               ---------------

                               Babystar, Inc.
                            165 University Avenue
                             Westwood, MA 02090
                               (617) 326-4100

             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ---------------

                               Mark A. Hanson
                               Babystar, Inc.
                            165 University Avenue
                             Westwood, MA 02090
                               (617) 326-4100

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                                 Copies To:
                            Oscar D. Folger, Esq.
                              521 Fifth Avenue
                          New York, New York 10175

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement depending on market conditions.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                       CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------

Title of Each Class                                  Proposed Maximum     Proposed Maximum
of Securities Being                 Amount Being     Offering Price       Aggregate           Amount of
Registered                          Registered       per Unit             Offering Price      Registration
-------------------                 ------------     ----------------     ----------------    ------------
Warrants                               366,400            $1.09 (1)             $400,842          $138.22

Common Stock                         2,591,600            $3.16 (2)           $8,180,385        $2,820.82

Total                                                                         $8,581,227        $2,959.04

---------------------------------------------------------------------------

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $1.09 per Warrant based upon the average of the bid and asked prices of $1.063 and $1.125, respectively, on October 20, 1995.

(2) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $3.16 per Share based upon the average of the bid and asked prices of $3.063 and $3.250, respectively, on October 20, 1995.

                     _______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
 ===========================================================================

 PROSPECTUS
                               BABYSTAR, INC.
                      2,591,600 Shares of Common Stock
                              366,400 Warrants
                      ________________________________

     This Prospectus relates to 2,591,600 shares of Common Stock of Babystar, Inc. (the "Company"), par value $.01 per share (the "Common Stock"), and
366,400 warrants each to purchase one share of Common Stock at $4.69
("Warrants" together with the Common Stock, the "Securities"), all of which Securities may be offered from time to time by the selling security holders ("Selling Security Holders"). See "Selling Security Holders." This Prospectus does not relate to the sale or issuance by the Company of any securities. Any Securities will be offered for the respective accounts of the Selling Security Holders, who either currently own Common Stock or who will acquire Common Stock upon exercise of options or warrants which are owned by them. The Company will receive the exercise prices payable upon such exercises. However, the Company will not receive any proceeds from the sale of the Securities by the Selling Security Holders. The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of the Securities, that the Securities will be sold from time to time in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees, if any, will be paid by the Selling Security Holders in connection therewith.

     The Company's Common Stock and Warrants are traded on the Nasdaq over-the-counter market under the symbols DATA and DATAW, respectively. As reported by Nasdaq for October 19, 1995, the average of the bid and asked prices for the Company's Common Stock and Warrants were $2.8125 and $1.03, respectively.

                            ---------------------

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                            ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                             OFFENSE.
==================================================================
     Price to       Underwriting Discounts      Proceeds to Selling
     Public (1)        and Commissions          Security Holders(1)
     ---------         ---------------          -------------------
Per Share ......            -0-
Per Warrant ..              -0-
Total .........             -0-
==================================================================
     (1)  Not determinable at present time.

          The date of this Prospectus is ___________________, 1995.








                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601; 7 World Trade Center, New York, New York, and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California, and with respect to registration statements, Suite 788, 1375 Peachtree Street, Atlanta, Georgia. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Babystar, Inc., 165 University Avenue, Westwood, Massachusetts 02090.



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                      4

                                 THE COMPANY

     Babystar, Inc. (the "Company"), through its wholly-owned subsidiary Datatrend, Inc. ("DTI"), purchases and sells microcomputers, peripherals, components and accessories. The Company sells new, used and refurbished products. The Company purchases completed new and used products from numerous sources, including manufacturers and other re-sellers. New products include end of life models, excess inventories, close outs and other items which manufacturers wish to dispose of at discounted prices. The Company also purchases incomplete, defective and returned products which require refurbishing or remanufacture in order to be resold. The Company performs limited assembly, remanufacturing, and refurbishing activities at its Westwood, Massachusetts facility and through certain subcontractors.

     Sale of Travel Safety Children's Products, Inc. The Company was previously engaged in the business of marketing a juvenile car seat for children through its wholly-owned subsidiary Travel Safety Children's Products, Inc. ("Travel"). Due to engineering challenges with the Company's car seat product, the Company ceased production and in November 1994 the Company sold Travel to Travel Safety Corp.

     Acquisition of DTI. Effective On February 1, 1995, the Company acquired all of the capital stock of DTI by merging a wholly owned subsidiary of the Company into DTI. DTI is a corporation incorporated under the laws of the Commonwealth of Massachusetts in 1993. Unless otherwise indicated, all references herein to the business of the Company include the business of DTI.

     The Company was incorporated in New York in 1985 under the name E & C Video Productions, Inc. The Company's name was changed to Star Classics, Inc. in 1987, and then to Star Mark, Inc. in 1991. Effective in March of 1993, the Company changed its name to Babystar Inc. and was reincorporated in the state of Delaware. The executive offices of the Company are located at 165 University Avenue, Westwood, Massachusetts 02090 and its telephone number at that address is 617-326-4100.

                                RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD, CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ANALYZING THIS OFFERING:

Technological Changes; Profit Margins

     The Company purchases completed new and used products from numerous sources, including manufacturers and other re-sellers. New products include end of life models, excess inventories, close outs and other items which manufacturers wish to dispose of at discounted prices. The availability to the Company of these products is dependent in large part on the pace of technological change in the computer industry. In general, the faster the changes, the greater the supply of computer equipment at discounted prices. However, it is critical that the Company time the purchase of its products precisely in order to take maximum advantage of the resale value of the products. An early purchase and/or a late resale of a product may cause the product to become obsolete and may cause the Company's profit margins to fall. The faster the technological changes in the computer industry, the harder it will be for the Company to time its purchases and resales and to maintain an optimum return on its inventory.

Dependence Upon Suppliers


     The Company sells new, used and refurbished products. The Company purchases completed new and used products from numerous sources, including manufacturers and other re-sellers. The Company has developed

                                      5


relationships with certain manufacturers whereby the Company purchases large quantities of goods returned to the manufacturer by customers. The Company refurbishes and remanufactures these products and markets the products through its distribution channels. These relationships with manufacturers are typically not pursuant to any long term written agreements and there is no assurance that they will continue in the future. Although the Company is in the process of building long term relationships with a number of its suppliers, the discontinuance of any of these arrangements may have a material adverse impact on the Company's results of operations.

No Product Liability Insurance; Warranties

     The Company conducts its business through DTI, which currently has no product liability insurance in place. In the event that any of the products sold by DTI were to show a defect which resulted in damage, a customer could file suit against DTI. There can be no assurance that DTI will be able to successfully defend itself in any such suit or that it will be able to shift liability, if any, to the manufacturer of such product. Although the Company is investigating the possibility of obtaining product liability insurance for DTI, there can be no assurance that such insurance will be available on terms acceptable to the Company.

     In addition, the Company provides limited warranties to its customers. If any of the products sold by the Company were to show a defect requiring repair or replacement at the Company's expense, such repairs or replacement will be paid from the Company's financial reserves set aside for such events. However, there can be no assurance that the expenses incurred in connection with repairs or replacements covered by warranties will not exceed the Company's projected costs.

Dependence Upon Major Customers

     During 1994, approximately 12% of the Company's revenue was derived from sales to Damark International, Inc. ("Damark"). Damark is a mass merchant engaged in catalogue sales of numerous different types of electronics equipment, including computer products and accessories. During 1994, the Company also had a substantial sales relationship with Computer City, a large retail seller of computer equipment and peripheral. Sales to Computer City accounted for approximately 21% of the Company's revenue during 1994. The Company has significantly broadened and is continuing to expand its customer base through telemarketing, retail sales and other methods to increase profitability and eliminate dependency on individual large volume accounts. During the first half of fiscal 1995 sales to Computer City and Damark have been negligible. In addition, the profit derived from bulk sales to such mass merchants is generally much lower than profit derived from sales to other re-sellers and retail customers. Nevertheless, the loss of either of these customers could adversely affect the Company's results of operations.


Competition

     The Company has been shifting its marketing focus to the development of its own retail chain and has made some investments in this area. To date, the Company has concentrated its efforts on existing vendors by delivering to them on consignment products for sale to the public. The profit margins in the retail sector are usually higher than in the resale sector. As a consequence, the Company expects to continue to expand its retail operations. The microcomputer products retail industry is highly competitive. There are numerous other companies involved in the retail business of computer equipment, many of which have greater financial and other resources, including major chains such as CompUSA and Computer City. As the discount retail market for computer products proliferates, computer retail prices will continue to decline leading to lower revenues. The Company believes that retail competition may increase in the future, which could require the Company to reduce prices, increase marketing expenditures or take other actions which may have a material adverse effect on the Company's operating results. There can be no assurance that the Company will be able to compete effectively with its retail competitors.

                                      6

Dependence on Management

     Although the Company has a sales force consisting of approximately 11 employees, Mark A. Hanson, the President, CEO and a director of the Company has been responsible for in excess of approximately 45% of the dollar volume of sales of the Company in fiscal 1994. In addition, the majority of the products purchased by the Company are purchased by Mr. Hanson and the Company's ability to purchase products effectively is largely dependent upon relationships developed and maintained by Mr. Hanson. The Company has a five year employment contract with Mark A. Hanson which contains substantial non-compete provisions. However, the loss of Mr. Hanson would, in the opinion of the Company, significantly adversely impact on the Company's results of operations. The Company maintains key-man life insurance on the life of Mr. Hanson in the amount of $3 million with the Company named as the sole benficiary.

State Sales Tax Collection

     The Company collects sales tax only on sales of products to residents of the Commonwealth of Massachusetts. Various states have tried to impose on direct marketers the burden of collecting state sales taxes on the sale of products shipped to that state's residents. The United States Supreme Court has ruled that it is unconstitutional to impose tax collection obligations on an out of state mail order company whose only contacts with the taxing state are the distribution of catalogs and other advertising materials through the mail and whose subsequent delivery of goods is by U.S. mail or interstate common carriers. In the event of a change in the present law, the imposition of a tax collection on the Company in states to which it ships products may result in reduced demand for its products via direct marketing and additional administrative expenses which could have a material adverse effect on the Company's results of operations.


Dividends.

     The Company has paid no dividends to date. There can be no assurance that the operations of the Company will result in sufficient revenues to enable the Company to pay dividends. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to shareholders.

Possible Delisting of Securities from Nasdaq System.

     In order to maintain the listing of its securities on the Nasdaq System, a company must, among other things, have at least $2,000,000 in total assets and a minimum bid price for its common stock of $1.00 per share. The $1.00 per share common stock price would not apply if the company has shareholders' equity of at least $2,000,000 and the market value of its publicly traded securities is at least $1,000,000.

     Although the Company currently meets the continued listing requirements of the Nasdaq, there can be no assurance that the Company will not fail to satisfy one or more of these criteria at some future time. In such event, the Company's listed securities will be subject to delisting from the Nasdaq System. Trading, if any, in the listed securities would therefore be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     In addition, if the Common Stock is delisted from trading on Nasdaq or the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

                                      7

The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Securities and Exchange Commission, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.

                                      8


                          SELLING SECURITY HOLDERS

     The securities being offered hereby are for the accounts of the following persons:


                                                                               Securities to       Percentage
                                 Securities Owned       Securities to be       be Owned            after
Name and Address                 Before Offering        Sold (1)               after Offering      Offering
----------------                 ---------------        --------               --------------      --------
Yitz Grossman (2)
40 Fulton Street
New York, NY 10038               345,800                342,000                3,800                 *

Churchill Consulting &
Development Corp.
Rehov Rotchild 56
Bat Yam, Israel                  400,000                400,000                -0-                   *

Joseph Stevens & Company, L.P.
33 Maiden Lane
New York, NY 10038               250,000                250,000                -0-                   *

A.S. Goldmen & Co., Inc.         366,400 Warrants       366,400 Warrants       -0-
67 Wall Street                   549,600 Shares         549,600 Shares         -0-                   *
New York, NY 10005

Chava Mamoka
Rehov Hashel 14
Ashdod, Israel                   100,000                100,000                -0-                   *

West End Capital Corp. Pty Ltd.
14 Church Street
Hawthorn 3122
Victoria, Australia              400,000                400,000                -0-                   *

Bodywell Inc.
P.O.B. 398388
Miami Beach, Fl 33239            300,000                300,000                -0-                   *

Mark Hanson (3)
165 University Avenue
Westwood, MA 02090             1,080,000                250,000                830,000            17.6%

____________________
*    Less than 1% shareholding.

(1) Unless otherwise indicated, all securities to be sold consist of Shares of Common Stock held directly or Shares of Common Stock issuable upon exercise of options and warrants.

(2)  Mr. Grossman is a Director and the Secretary of the Company.

(3) Mr. Hanson is the Company's President and Chief Executive Officer and a Director.

                                      9

                            PLAN OF DISTRIBUTION

     The Securities are being offered for the respective accounts of the Selling Security Holders. The Company will not receive any proceeds from the sale of any Securities by the Selling Security Holders, although it will receive proceeds from the exercise of options and warrants by the Selling Security Holders. The sale of Securities by the Selling Security Holders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Securities for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Security Holders and any broker-dealers who act in connection with the sale of the securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                          DESCRIPTION OF SECURITIES

     Common Stock

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.01 par value, of which 4,712,800 shares are issued and outstanding as of the date of this prospectus. All of the outstanding shares of Common Stock are, and all shares of Common Stock issuable upon exercise of warrants and options will be, fully paid, validly issued and, except as set forth below, non-assessable.

     Holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. Upon liquidation, dissolution or winding-up of the Company, after payment of creditors and the holders of any senior securities of the Company, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock.

     Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the Common Stock can elect 100% of the Directors of the Company if they choose to do so. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting.

     Warrants

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.69 per share, subject to adjustment. No fractional shares will be issued on exercise of the Warrants. The Warrants expire on June 22, 1998. The Warrants offered hereby are not redeemable.

     The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain circumstances including

                                     10

a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company so as to enable Warrant holders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants.

     The Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of American Stock Transfer Company (the "Warrant Agent"), with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

                                   EXPERTS

     Financial statements and the related supplemental schedules have been incorporated in this Prospectus by reference from the Company's report on Form 10-KSB for the year ended December 31, 1994. The financial statements for the years ended December 31, 1994 and 1993 have been audited by Richard A. Eisner

& Company, LLP., independent auditors, as stated in their report, and are included in reliance upon such report and upon their authority as experts in accounting and auditing.

                                LEGAL MATTERS

     Certain legal matters in connection with this offering are being passed upon for the Company by Oscar D. Folger, Esq., 521 Fifth Avenue, New York, New York 10175. Mr. Folger's wife owns 7,600 shares of Common Stock.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are incorporated in this Prospectus and made a part hereof by reference:

          1. The Company's annual report on Form 10-KSB for the year ended December 31, 1994, as filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

          2. The Company's report on Form 8-K dated February 13, 1995, as amended, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

          3. The Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1995, filed with the Commission on May 18, 1995, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended on August 25, 1995, and as further amended on October 10, 1995.
                                     11

          4. The Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1995, filed with the Commission on August 18, 1995, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended on October 10, 1995.

     The Commission file number for all of the foregoing is 0-15929. In addition, any amendments to the foregoing documents and all other reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

                               INDEMNIFICATION

     The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under Section 174 of the Delaware General Corporation Law relative to unlawful payment of dividends stock purchases or redemptions, or any transaction from which the director derived an improper personal benefit. In addition, under its Certificate of Incorporation and By-laws as well as under separate agreements, the Company is required to indemnify its officers and directors to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           ADDITIONAL INFORMATION

     This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                                     12


                               BABYSTAR, INC.

                      2,591,600 Shares of Common Stock
                              366,400 Warrants

                           ______________________

                                 PROSPECTUS
                           ______________________



                             October ___, 1995


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                     13


                                   PART II

                   Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated as follows:

Securities and Exchange Commission fee.... $ 2,959
Blue sky qualification fees and expenses..   2,000
Photocopying..............................     500
Legal Fees and expenses...................  10,000
Accountant's fees and expenses............   1,000
Miscellaneous.............................   1,171
                                           -------
          Total........................... $17,000

Item 15.  Indemnification of Directors and Officers.

     The Company's by-laws provides that the Company will indemnify its directors and officers to the fullest extent permitted by law. They also provide that the Company will pay such director or officer's expenses provided that such expenses shall be reimbursed to the Company if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides as follows:

     A director or former director shall not be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(3) under Section 174 of the Delaware General Corporation Law pertaining to the liability of directors for unlawful payment of dividends or unlawful payment of dividends or unlawful stock purchase or redemption; or (4) a transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed

                                     14


to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or

                                     15


merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     The By-Laws contain provisions for directors, officers and employees of the Corporation to be indemnified against reasonable expenses, including attorney's fees incurred in connection with the defense of an action, suit or proceeding, except in the case of negligence or misconduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

Exhibit No.     Description

3.1             Certificate of Incorporation
                (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, No. 33-58196)

3.2 By-Laws (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, No. 33-58196)

10.2 Copy of 1986 Employees' Stock Option Plan of the Company (filed as Exhibit 28.1 to Company's Form S-18 and incorporated herein by reference)

10.3            Copy of 1989 Non-Qualified Stock Option Plan (filed as Exhibit
                10.6 to Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference)

10.4 1993 Stock Option Plan (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, No.

                                     16



                33-58196)

10.5 Form of indemnity agreements with directors (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, No. 33-58196)

10.6 Stock Purchase Agreement dated as of November 17, 1994, by and among the Company, Travel Safety Children's Products, Inc. ("Travel") and Travel Safety Corp. ("Purchaser") (incorporated by reference from the Company's Current Report on Form 8-K filed December 1, 1994.)

10.7 License Agreement, dated as of November 17, 1994, by and among the Company and Travel. (incorporated by reference from the Company's Current Report on Form 8-K filed December 1, 1994.)

10.8 Promissory Note, dated as of November 17, 1994 (incorporated by reference from the Company's Current Report on Form 8-K filed December 1, 1994.)

10.9 Agreement and Plan of Merger dated January 31, 1995, by and among the Company, DTI, BSI Acquisition Corporation and Mark Hanson. (incorporated by reference from the Company's Current Report on Form 8-K filed February 14, 1995.)

10.10 Employment Agreement, dated as of January 31, 1995, by and among the Company and Mark Hanson (incorporated by reference from the Company's Current Report on Form 8-K filed February 14, 1995.)

10.11 Consulting Agreement between the Company and Target Capital Corp. (incorporated by reference from the Company's Current Report on Form 8-K filed February 14, 1995.)

 22 Subsidiaries of the Company (filed as Exhibit 22 to the Company's Report on Form 10-K for 1991 and incorporated herein by reference).

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of

                                     17

         distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses paid or incurred by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     18


                                 Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, Massachusetts on the 25th day of October 1995.

                                 Babystar, Inc.

                                 By:  /s/ Mark Hanson
                                 --------------------------
                                   Mark Hanson, President

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Mark Hanson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

                            --------------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                  Date
---------               -----                                  ----

/s/ Mark Hanson         President, Director,                   October 25, 1995
Mark Hanson             Chief Executive Officer and
                        Chief Financial and Accounting
                        Officer

/s/ Yitz Grossman       Director                               October 25, 1995
Yitz Grossman

/s/ John Bulman         Director                               October 25, 1995
John Bulman

/s/ Werner Haase        Director                               October 25, 1995
Werner Haase

                                     19


                             CONSENT OF COUNSEL


     The undersigned hereby consents to the use of his name in the Prospectus constituting a part of this Registration Statement under the caption "Legal Matters" as counsel to the Registrant.

                                       /s/ Oscar Folger
                                       ------------------------
                                           Oscar D. Folger

    New York, New York

    October 27, 1995


                                     20



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Babystar, Inc. on Form S-3 of our report dated February 2, 1995 which is included in the Annual Report on Form 10-KSB for the year ended December 31, 1994, and to the use of our name, and the statements with respect to us appearing under the heading "Experts" in the Prospectus.




                /s/

     Richard A. Eisner & Company, LLP



New York, New York
October 26, 1995

                                     21